UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Equinix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

 Smartphone users  Point your camera here and vote without entering a control number  For complete information and to vote, visit www.ProxyVote.com  Control #  V70989-P22363  Your Vote Counts!  *Please check the meeting materials for any special requirements for meeting attendance.  EQUINIX, INC.  ONE LAGOON DRIVE, REDWOOD CITY, CA 94065  EQUINIX, INC.  2025 Annual Meeting  Vote by May 20, 2025  11:59 PM EDT  You invested in EQUINIX, INC. and it’s time to vote!  You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the  availability of proxy materials for the stockholder meeting to be held on May 21, 2025.  Get informed before you vote  View the Annual Report, Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by  requesting prior to May 7, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.  Vote Virtually at the Meeting*  May 21, 2025  10:00 a.m. PDT  Virtually at: www.virtualshareholdermeeting.com/EQIX2025

 Vote at www.ProxyVote.com  THIS IS NOT A VOTABLE BALLOT  This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.  Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.  1. Election of directors to the Board of Directors (the “Board”) to serve until the next Annual Meeting or until their successors have been duly elected and qualified:  Nominees:  1a. Nanci Caldwell  For  1b.  Adaire Fox-Martin  For  1c.  Gary Hromadko  For  1d.  Charles Meyers  For  1e.  Thomas Olinger  For  1f.  Christopher Paisley  For  1g.  Sandra Rivera  For  1h.  Fidelma Russo  For  2. Approval, by a non-binding advisory vote, of the compensation of our named executive officers  For  3. Approval of an amendment to the Equinix, Inc. 2020 Equity Incentive Plan to increase the number of plan shares reserved for issuance by 3.3 million shares  For  4. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025  For  5. Consideration and vote upon a stockholder proposal, if properly presented at the Annual Meeting, related to written consent of stockholders  Against  Voting Items  Board Recommends  V70990-P22363